UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 25, 2026

(Date of earliest event reported)

The Eastern Company
(Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

3 Enterprise Drive, Suite 408, Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2026, each of Mr. Charles W. Henry and Mr. Michael J. Mardy notified the Board of Directors (the “Board”) of The Eastern Company (the “Company”) that he will not stand for re-election at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”) and will retire from the Board. Mr. Henry and Mr. Mardy will continue to serve as members of the Board until the expiration of their respective terms at the Annual Meeting (the “Effective Time”). Neither Mr. Henry’s nor Mr. Mardy’s decision not to stand for re-election was due to any disagreement with the Company. The Company thanks Mr. Henry and Mr. Mardy for their dedicated service and valuable contributions to the Board and the Company during their tenure.

Also on February 25, 2026, the Board determined to reduce the size of the Board from eight to six directors, effective as of the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2026, the Board amended and restated the Amended and Restated Bylaws of the Company (as amended and restated, the “Amended Bylaws”), effective as of such date. The amendments effected by the Amended Bylaws implement the following changes:

•	enhance shareholder rights to amend the Amended Bylaws by reducing the 75% supermajority vote previously required for shareholders to adopt an amendment to the Amended Bylaws to a simple majority;

•	eliminate the requirement for the Board to appoint an executive committee, consistent with the Company’s historical practice of making decisions at the Board level rather than through an executive committee;

•	strengthen shareholder rights by reducing the ownership threshold required to call a special meeting of shareholders from 35% to 25% while implementing related procedural safeguards, including:

o	a requirement that the shareholders requesting a special meeting have continuously owned the requisite shares for at least one year;

o	a requirement that the written request to call a special meeting describe the proposed business and include the text of any proposal;

o	incorporation of the information requirements applicable to shareholder nominations or proposals; and

o

implementation of a limitation pursuant to which a special meeting need not be called upon shareholder request if: (a) an annual meeting of shareholders is scheduled to be held within 90 days after receipt of the shareholder request; or (b) the request relates to an item of business substantially similar to one presented within the prior 90 days;

•

revise the procedural mechanics and disclosure requirements relating to business proposals submitted, and director nominations made, by shareholders (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including:

o

adjustment of the notice window for shareholders to propose business or nominate directors to be considered at an annual meeting of shareholders to not less than 90 days and not more than 120 days before the anniversary of the prior year’s annual meeting of shareholders;

o	enhancement of the required disclosures for director nominees and proposing shareholders;

o	provision of a right of the Company to request representations from nominees regarding voting commitments, undisclosed compensation arrangements and compliance with Company governance policies; and

o

updates of certain provisions to promote consistency with the Securities and Exchange Commission’s adoption of Rule 14a-19 under the Exchange Act relating to the universal proxy rules, including to require (a) a representation as to whether a requesting shareholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 and (b) that such shareholder provide the Company with reasonable evidence that the applicable requirements of such rule have been met;

•	clarify that the Chairman of the Board is not an officer position and provide flexibility for the Board to determine the duties of the Chairman; and

•	make other administrative, technical, clarifying and conforming changes.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which (marked to show changes from the prior bylaws) is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title

3.1	Second Amended and Restated Bylaws of The Eastern Company, effective as of February 25, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: March 2, 2026	By:	/s/Nicholas Vlahos
Nicholas Vlahos Chief Financial Officer

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